[LETTERHEAD OF ROTHSTEIN, KASS AND COMPANY, P.C.]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated August 22, 2005, relating to the financial statements of Key Hospitality Acquisition Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                           /s/ Rothstein, Kass and Company, P.C.

Roseland, New Jersey
September 20, 2005